ADTRAN Holdings, Inc. reports preliminary fourth quarter and full-year 2024 financial results

Huntsville, Alabama, USA. — February 26, 2025 — ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” or the “Company”) today announced its preliminary unaudited financial results for the fourth quarter and full-year ended December 31, 2024.

•
Revenue: $242.9 million, up 7% sequentially and above the mid-point of outlook.
•
Gross margin: GAAP gross margin: 37.6%; non-GAAP gross margin: 42.0%.
•
Operating margin: improved sequentially on a GAAP and non-GAAP basis, above the mid-point of outlook.
•
GAAP diluted loss per share of $0.58; non-GAAP diluted earning per share $0.00.

Adtran Holdings’ Chairman and Chief Executive Officer Tom Stanton stated, “Market conditions continued to improve during the fourth quarter driven by higher service provider spending, lower customer inventories, a continuing shift away from high-risk vendors, and the secular trend of increased fiber access and optical transport. The progress we made during the fourth quarter, including higher sequential and year-over-year revenue and operating margin, was supported by growth across geographies, most product lines, and the continued expansion of our customer base.”

Mr. Stanton added, “We finished 2024 with positive momentum in our business. Based on the current visibility and booking trends, we expect higher revenue in the first quarter of 2025, overcoming typical seasonality.”

Business outlook1

For the first quarter of 2025, the Company expects revenue to be within a range of $237.5 million to $252.5 million. Non-GAAP operating margin is expected to be within a range of 0% to 4%.

1Non-GAAP operating margin (which is calculated as non-GAAP operating income (loss) divided by revenue) is a non-GAAP financial measure. The Company has provided first quarter 2025 guidance with regard to non-GAAP operating margin. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below. The Company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify without unreasonable effort all of the adjustments that may occur during the period due to the difficulty of predicting the timing and amounts of various items within a reasonable range. In particular, non-GAAP operating margin excludes certain items, including continued restructuring expenses, that will continue to evolve as our business efficiency program is implemented that the Company is unable to quantitatively predict. Depending on the materiality of these items, they could have a significant impact on the Company's GAAP financial results.

Conference call

The Company will hold a conference call to discuss its preliminary fourth quarter 2024 results on Thursday, February 27, 2025, at 9:30 a.m. Central Time, or 4:30 p.m. Central European Time. The Company will webcast this conference call at the events and presentations section of ADTRAN Holdings, Inc. Investor Relations website at https://events.q4inc.com/attendee/811754399 approximately 10 minutes prior to the start of the call, or you may dial 1-888-330-2391 (Toll-Free US) or 1-240-789-2702, and use Conference ID 8936454.

An online replay of the Company’s conference call, as well as the transcript of the call, will be available on the Investor Relations site https://investors.adtran.com/ shortly following the call and will remain available for at least 12 months.

For more information, visit investors.adtran.com or email investor.relations@adtran.com.

Upcoming conference schedule

March 11, 2025: Stifel 2025 NYC Technology One-on-One Conference

March 17, 2025: 37th Annual ROTH Conference

April 1, 2025: Optical Fiber Communication (OFC) Conference and Exhibition

About Adtran

ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) is the parent company of Adtran, Inc., a leading global provider of open, disaggregated networking and communications solutions that enable voice, data, video and internet communications across any network infrastructure. From the cloud edge to the subscriber edge, Adtran empowers communications service providers around the world to manage and scale services that connect people, places and things. Adtran solutions are used by service providers, private enterprises, government organizations and millions of individual users worldwide. ADTRAN Holdings, Inc. is also the majority shareholder of Adtran Networks SE, formerly ADVA Optical Networking SE. Find more at Adtran, LinkedIn and Twitter.

Cautionary note regarding forward-looking statements

Statements contained in this press release and the accompanying earnings call which are not historical facts, such as those relating to expectations regarding future revenue and future non-GAAP operating margin; future service provider spending; future profitability, and growth, including customer acquisition and booking trends, as well as future end market growth; future market trends and customer inventory levels; future operational leverage and cash generation; and ADTRAN Holdings’ strategy and outlook, outlook and financial guidance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such projections and other forward-looking information speak only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties relating to ADTRAN Holdings’ ability to continue to reduce expenditures and the impact of such reductions on its financial results and financial condition; (ii) risks and uncertainties relating to our ability to comply with the covenants set forth in our credit agreement, to satisfy our payment obligations to Adtran Networks’ minority shareholders under the Domination and Profit and Loss Transfer Agreement between us and Adtran Networks (the “DPLTA”), and to make payments to Adtran Networks in order to absorb its annual net loss pursuant to the DPLTA; (iii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as shifting customer spending patterns; (iv) risks and uncertainties relating to our level of indebtedness; (v) risks and uncertainties relating to ongoing material weaknesses in our internal control over financial reporting; (vi) risks posed by potential breaches of information systems and cyber-attacks; (vii) the risk that ADTRAN Holdings may not be able to effectively compete, including through product improvements and development; and (viii) other risks set forth in ADTRAN Holdings’ public filings made with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q or other securities filings, and the risks to be disclosed in its upcoming Annual Report on Form 10-K for the year ended December 31, 2024, to be filed with the SEC.

Additionally, the financial measures presented herein are preliminary estimates, remain subject to our internal controls and procedures, and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end adjustments. Any variation between the Company’s actual results and the preliminary financial information set forth herein may be material.

Explanation of use of non-GAAP financial measures

Set forth in the tables below are reconciliations of gross profit, gross margin, operating expenses, operating loss, other (expense) income, net loss inclusive of the non-controlling interest, net income attributable to the non-controlling interest, net loss attributable to the Company, and loss per share - basic and diluted, attributable to the Company, and net cash provided by (used in) operating activities, in each case as reported based on generally accepted accounting principles in the United States (“GAAP”), to non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP other expense, non-GAAP net income (loss) inclusive of the non-controlling interest, non-GAAP net income (loss) attributable to the Company, non-GAAP net earnings (loss) per share - basic and diluted, attributable to the Company, and free cash flow, respectively. Such non-GAAP measures exclude acquisition-related expenses, amortization and adjustments (consisting of intangible amortization of backlog, developed technology, customer relationships, and trade names acquired in connection with business combinations and amortization of inventory fair value adjustments as well as legal and advisory fees related to a potential significant transaction), stock-based compensation expense, restructuring expenses, integration expenses, deferred compensation adjustments, goodwill impairments, amortization of pension actuarial losses, the tax effect of these adjustments to net loss and purchases of property, plant and equipment. These measures are used by management in our ongoing planning and annual budgeting processes. Additionally, we believe the presentation of these non-GAAP measures, when combined with the presentation of the most directly comparable GAAP financial measure, is beneficial to the overall understanding of ongoing operating performance of the Company. These non-GAAP financial measures are not prepared in accordance with, or an alternative for, GAAP and therefore should not be considered in isolation or as a substitution for analysis of our results as reported under GAAP. Additionally, our calculation of non-GAAP measures may not be comparable to similar measures calculated by other companies.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

For media

Gareth Spence

+44 1904 699 358

public.relations@adtran.com

For investors

Peter Schuman, IRC

+1 256 963 6305

investor.relations@adtran.com

Condensed Consolidated Balance Sheets

(Preliminary, Unaudited)

(In thousands)

ASSETS	December 31, 2024	December 31, 2023
Current Assets
Cash and cash equivalents	$77,567	$87,167
Accounts receivable, net	178,030	216,445
Other receivables	9,775	17,450
Income tax receivable	4,355	7,933
Inventory, net	269,337	362,295
Assets held for sale	11,901	—
Prepaid expenses and other current assets	58,534	45,566
Total Current Assets	609,499	736,856
Property, plant and equipment, net	102,942	123,020
Deferred tax assets, net	17,826	25,787
Goodwill	52,918	353,415
Intangibles, net	284,893	327,985
Other non-current assets	78,128	87,706
Long-term investments	32,060	27,743
Total Assets	$1,178,266	$1,682,512
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$170,451	$162,922
Unearned revenue	52,701	46,731
Accrued expenses and other liabilities	35,704	36,204
Accrued wages and benefits	32,853	27,030
Income tax payable, net	830	5,221
Total Current Liabilities	292,539	278,108
Non-current revolving credit agreement outstanding	189,576	195,000
Deferred tax liabilities	30,690	35,655
Non-current unearned revenue	22,065	25,109
Non-current pension liability	8,983	12,543
Deferred compensation liability	33,203	29,039
Non-current lease obligations	25,925	31,420
Other non-current liabilities	17,928	28,657
Total Liabilities	620,909	635,531
Redeemable Non-Controlling Interest	422,943	442,152
Equity
Common stock	795	790
Additional paid-in capital	808,913	795,304
Accumulated other comprehensive income	10,897	47,465
Retained deficit	(680,993)	(232,905)
Treasury stock	(5,198)	(5,825)
Total Equity	134,414	604,829
Total Liabilities and Equity	$1,178,266	$1,682,512

Condensed Consolidated Statements of Loss

(Preliminary, Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2024		2023	2024		2023
Revenue
Network Solutions	$197,009		$180,405	$738,964		$974,389
Services & Support	45,843		45,074	183,756		174,711
Total Revenue	242,852		225,479	922,720		1,149,100
Cost of Revenue
Network Solutions	134,184		126,248	511,070		722,582
Network Solutions - charges and inventory write-down	—		3,270	8,597		24,313
Services & Support	17,435		17,496	72,739		69,142
Total Cost of Revenue	151,619		147,014	592,406		816,037
Gross Profit	91,233		78,465	330,314		333,063
Selling, general and administrative expenses	57,156		61,262	233,369		258,149
Research and development expenses	49,209		54,818	221,463		258,311
Goodwill impairment	—		—	292,583		37,874
Operating Loss	(15,132)		(37,615)	(417,101)		(221,271)
Interest and dividend income	1,631		1,157	3,058		2,340
Interest expense	(4,870)		(4,441)	(22,053)		(16,299)
Net investment (loss) gain	(920)		1,683	3,587		2,754
Other income (expense), net	687		(3,448)	246		1,266
Loss Before Income Taxes	(18,604)		(42,664)	(432,263)		(231,210)
Income tax expense	(24,906)		(64,632)	(8,785)		(28,133)
Net Loss	$(43,510)		$(107,296)	$(441,048)		$(259,343)
Net Income attributable to non-controlling interest	2,406		2,566	9,824		6,946
Net Loss attributable to ADTRAN Holdings, Inc.	$(45,916)		$(109,862)	$(450,872)		$(266,289)

Weighted average shares outstanding – basic	79,091		78,530	78,928		78,416
Weighted average shares outstanding – diluted	79,091		78,530	78,928		78,416

Loss per common share attributable to ADTRAN Holdings, Inc. – basic	$(0.58)	(1)	$(1.40)	$(5.67)	(1)	$(3.39)
Loss per common share attributable to ADTRAN Holdings, Inc. – diluted	$(0.58)	(1)	$(1.40)	$(5.67)	(1)	$(3.39)

(1) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $5 thousand effect of redemption for the three months ended December 31, 2024 and $3.0 million effect of redemption of RNCI for the year ended December 31, 2024.

Condensed Consolidated Statements of Cash Flows

(Preliminary, Unaudited)

(In thousands)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net Loss	$(441,048)	$(259,343)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	90,985	112,949
Goodwill impairment	292,583	37,874
Amortization of debt issuance cost	3,950	862
Accretion on available-for-sale investments, net	—	(22)
Gain on investments	(5,030)	(2,900)
Net loss on disposal of property, plant and equipment	1,371	458
Stock-based compensation expense	15,342	16,016
Deferred income taxes	2,247	15,558
Inventory write down	4,135	24,313
Inventory reserves	3,980	25,546
Other, net	—	(2,942)
Change in operating assets and liabilities:
Accounts receivable, net	46,108	65,612
Other receivables	10,713	10,315
Income taxes receivable	648	(2,637)
Inventory	75,171	20,537
Prepaid expenses other current assets and other assets	(10,718)	(29,883)
Accounts payable	11,784	(91,907)
Accrued expenses and other liabilities	5,519	17,929
Income taxes payable, net	(4,670)	(3,939)
Net cash provided by (used in) operating activities	103,070	(45,604)
Cash flows from investing activities:
Purchases of property, plant and equipment	(32,454)	(43,121)
Purchases of intangibles - developed technology	(30,671)	—
Proceeds from sales and maturities of available-for-sale investments	1,240	10,567
Purchases of available-for-sale investments	(268)	(868)
(Payments) Proceeds from beneficial interests in securitized accounts receivable	(55)	1,218
Net cash used in investing activities	(62,208)	(32,204)
Cash flows from financing activities:
Tax withholdings related to stock-based compensation settlements	(1,143)	(6,458)
Proceeds from stock option exercises	824	540
Dividend payments	—	(21,237)
Proceeds from receivables purchase agreement	68,556	14,099
Repayments on receivables purchase agreement	(83,772)	—
Proceeds from draw on revolving credit agreements	26,000	163,733
Repayment of revolving credit agreements	(31,000)	(64,987)
Redemption of redeemable non-controlling interest	(17,398)	(1,224)
Payment of annual recurring compensation to non-controlling interest	(10,084)	—
Payment of debt issuance cost	(1,994)	(708)
Repayment of notes payable	—	(24,891)
Net cash (used in) provided by financing activities	(50,011)	58,867
Net decrease in cash and cash equivalents	(9,149)	(18,941)
Effect of exchange rate changes	(451)	(2,536)
Cash and cash equivalents, beginning of year	87,167	108,644
Cash and cash equivalents, end of year	$77,567	$87,167

Supplemental disclosure of cash financing activities
Cash paid for interest	$20,884	$12,596
Cash paid for income taxes	$10,384	$18,552
Cash used in operating activities related to operating leases	$9,274	$9,682
Supplemental disclosure of non-cash investing activities
Right-of-use assets obtained in exchange for lease obligations	$5,317	$17,865
Purchases of property, plant and equipment included in accounts payable	$2,635	$1,298
Redemption of redeemable non-controlling interest	$2,986	$371

Supplemental Information

Reconciliation of Preliminary Gross Profit and Preliminary Gross Margin to

Preliminary Non-GAAP Gross Profit and Preliminary Non-GAAP Gross Margin

(Unaudited)

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Total Revenue	$242,852	$227,704	$225,479	$922,720	$1,149,100

Cost of Revenue	$151,619	$142,453	$147,014	$592,406	$816,037
Acquisition-related expenses, amortization and adjustments(1)	(9,980)	(10,276)	(10,048)	(40,497)	(89,602)
Stock-based compensation expense	(317)	(270)	(440)	(1,142)	(1,294)
Restructuring expenses(2)	(538)	(7)	(5,517)	(14,580)	(27,223)
Integration expenses(3)	123	(34)	39	19	(115)
Non-GAAP Cost of Revenue	$140,907	$131,866	$131,048	$536,206	$697,803

Gross Profit	$91,233	$85,251	$78,465	$330,314	$333,063
Non-GAAP Gross Profit	$101,945	$95,838	$94,431	$386,514	$451,297

Gross Margin	37.6%	37.4%	34.8%	35.8%	29.0%
Non-GAAP Gross Margin	42.0%	42.1%	41.9%	41.9%	39.3%

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. These expenses include inventory write down and other charges of $8.6 million and other expenses of $0.6 million for the twelve months ended December 31, 2024, incurred as a result of a strategy shift which included discontinuance of certain product lines in connection with the Business Efficiency Program. The restructuring program commenced upon the closing of the business combination with Adtran Networks SE and was substantially completed in late 2024. Additionally, as part of the Business Efficiency Program, management determined to close a facility in Greifswald, Germany which occurred in December 2024. These expenses include restructuring wage charges of $5.4 million for the twelve months ended December 31, 2024.

(3) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE.

Supplemental Information

Reconciliation of Preliminary Operating Expenses to Preliminary Non-GAAP Operating Expenses

(Unaudited)

(In thousands)

	Three Months Ended						Twelve Months Ended
	December 31, 2024		September 30, 2024		December 31, 2023		December 31, 2024		December 31, 2023
Operating Expenses	$106,365		$109,235		$116,080		$747,415		$554,334
Acquisition-related expenses, amortization and adjustments (1)	(5,294)	(2)	(5,054)	(7)	(4,150)	(11)	(22,462)	(15)	(17,666)	(20)
Stock-based compensation expense	(3,351)	(3)	(3,126)	(8)	(3,181)	(12)	(13,245)	(16)	(13,864)	(21)
Restructuring expenses	(3,567)	(4)	(5,930)	(9)	(7,859)	(13)	(30,101)	(17)	(19,331)	(22)
Integration expenses	(586)	(5)	(333)	(10)	(1,928)	(14)	(1,930)	(18)	(4,825)	(23)
Deferred compensation adjustments(6)	451		(1,471)		(1,324)		(3,808)		390
Goodwill impairment	—		—		—		(292,583)	(19)	(37,874)	(24)
Non-GAAP Operating Expenses	$94,018		$93,321		$97,638		$383,286		$461,164

(1) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes $4.3M of intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations and $1.0 million of legal and advisory fees related to a potential strategic transaction which are included in selling, general and administrative expenses on the condensed consolidated statements of loss.

(3) $2.4 million is included in selling, general and administrative expenses and $1.0 million is included in research and development expenses on the condensed consolidated statements of loss.

(4) $1.2 million is included in selling, general and administrative expenses and $2.4 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. The restructuring program commenced upon the closing of the business combination with Adtran Networks SE and was substantially completed in late 2024. Additionally, as part of the Business Efficiency Program, management determined to close a facility in Greifswald, Germany which occurred in December 2024.

(5) $0.6 million is included in selling, general and administrative expenses and less than $0.1 million is included in research and development expenses on the condensed consolidated statements of loss, and is primarily related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE.

(6) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(7) Includes $4.0M of intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations and $0.6 million of legal and advisory fees related to a potential strategic transaction which are both included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(8) $2.2 million is included in selling, general and administrative expenses and $0.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(9) $2.7 million is included in selling, general and administrative expenses and $3.2 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses of $3.2 million of wage related and other charges due to the Greifswald facility closure of which $0.8 million is included in selling, general and administrative and $2.4 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. The restructuring program commenced upon the closing of the business combination with Adtran Networks SE and was substantially completed in late 2024. Additionally, as part of the Business Efficiency Program, management determined to close a facility in Greifswald, Germany which occurred in December 2024.

(10) $0.3 million is included in selling, general and administrative expenses on the condensed consolidated statements of loss, and is primarily related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE.

(11) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $3.7 million is included in selling, general and administrative expenses and $0.5 million is included in research and development expenses on the condensed consolidated statements of loss.

(12) $2.3 million is included in selling, general and administrative expenses and $0.9 million is included in research and development expenses on the condensed consolidated statements of loss

(13) $4.6 million is included in selling, general and administrative expenses and $3.2 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. The restructuring program commenced upon the closing of the business combination with Adtran Networks SE and was substantially completed in late 2024. Additionally, as part of the Business Efficiency Program, management determined to close a facility in Greifswald, Germany which occurred in December 2024.

(14) $1.9 million is included in selling, general and administrative expenses and $0.02 million is included in research and development expenses on the condensed consolidated statements of loss. Includes legal and advisory fees totaling $1.2 million related to a contemplated capital raise transaction that are recorded in selling, general and administrative expenses. Includes expenses totaling $0.4 million related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE of which $0.4 million are included in selling, general and administrative expenses and $0.02 million are included in research and development expenses. The integration bonus expense of $0.4 million includes $0.2 million of stock compensation expense. Additionally, includes fees relating to the expansion of internal controls at Adtran Networks and the implementation of the DPLTA.

(15) Includes $17.6M of intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations and $4.9 million of legal and advisory fees related to a potential strategic transaction which are included in selling, general and administrative expenses on the condensed consolidated statements of loss.

(16) $9.4 million is included in selling, general and administrative expenses and $3.8 million is included in research and development expenses on the condensed consolidated statements of loss.

(17) $9.1 million is included in selling, general and administrative expenses and $21.0 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. The restructuring program commenced upon the closing of the business combination with Adtran Networks SE and was substantially completed in late 2024. Additionally, as part of the Business Efficiency Program, management determined to close a facility in Greifswald, Germany which occurred in December 2024.

(18) $1.8 million is included in selling, general and administrative expenses and $0.1 million is included in research and development expenses on the condensed consolidated statements of loss, and is primarily related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE.

(19) Non-cash impairment of goodwill in our Network Solutions reporting unit, necessitated by factors such as a decrease in the Company's market capitalization, cautious service provider spending due to economic uncertainty and continued elevated customer inventory adjustments.

(20) Includes intangible amortization of developed technology, customer relationships, and trade names acquired in connection with business combinations, of which $15.8 million is included in selling, general and administrative expenses and $1.9 million is included in research and development expenses on the condensed consolidated statements of loss.

(21) $9.8 million is included in selling, general and administrative expenses and $4.0 million is included in research and development expenses on the condensed consolidated statements of loss.

(22) $11.6 million is included in selling, general and administrative expenses and $7.7 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. The restructuring program commenced upon the closing of the business combination with Adtran Networks SE and was substantially completed in late 2024. Additionally, as part of the Business Efficiency Program, management determined to close a facility in Greifswald, Germany which occurred in December 2024.

(23) $4.8 million is included in selling, general and administrative expenses and $0.1 million is included in research and development expenses on the condensed consolidated statements of loss. Includes expenses related to the integration bonus program and fees relating to the expansion of internal controls at Adtran Networks and the implementation of the DPLTA. Additionally, includes legal and advisory fees totaling $1.2 million related to a contemplated capital raise transaction that are recorded in selling, general and administrative expenses.

(24) Includes non-cash goodwill impairment charge related to our Services and Support reporting unit. The impairment primarily resulted from a decrease in projected revenue growth rates and EBITDA margins.

Supplemental Information

Reconciliation of Preliminary Operating Loss to Preliminary Non-GAAP Operating Income (Loss)

(Unaudited)

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024		December 31, 2023
Operating Loss	$(15,132)	$(23,984)	$(37,615)	$(417,101)		$(221,271)
Acquisition related expenses, amortizations and adjustments(1)	15,274	15,330	14,198	62,959		107,267
Stock-based compensation expense	3,668	3,396	3,621	14,387		15,158
Restructuring expenses(2)	4,105	5,936	13,376	44,681		46,554
Integration expenses(3)	464	367	1,890	1,911		4,941
Deferred compensation adjustments(4)	(451)	1,471	1,324	3,808		(390)
Goodwill impairment	—	—	—	292,583	(5)	37,874	(6)
Non-GAAP Operating Income (Loss)	$7,928	$2,516	$(3,206)	$3,228		$(9,867)

(1) Includes intangible amortization of backlog, inventory fair value adjustments, developed technology, customer relationships, and trade names acquired in connection with business combinations. We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(2) Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. The restructuring program commenced upon the closing of the business combination with Adtran Networks SE and was substantially completed in late 2024. Additionally, as part of the Business Efficiency Program, management determined to close a facility in Greifswald, Germany which occurred in December 2024.

(3) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a results of the business combination with Adtran Networks SE. Includes fees incurred for the expansion of internal controls at Adtran Networks SE and the implementation of the DPTLA.

(4) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees, all of which is included in selling, general and administrative expenses on the condensed consolidated statement of loss.

(5) Non-cash impairment of goodwill in our Network Solutions reporting unit, necessitated by factors such as a decrease in the Company's market capitalization, cautious service provider spending due to economic uncertainty and continued elevated customer inventory adjustments.

(6) Non-cash goodwill impairment charge related to our Services and Support reporting unit. The impairment primarily resulted from a decrease in projected revenue growth rates and EBITDA margins.

Supplemental Information

Reconciliation of Preliminary Other Expense to Preliminary Non-GAAP Other Expense

(Unaudited)

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Interest and dividend income	$1,631	$664	$1,157	$3,058	$2,340
Interest expense	(4,870)	(5,679)	(4,441)	(22,053)	(16,299)
Net investment (loss) gain	(920)	1,382	1,683	3,587	2,754
Other income (expense), net	687	(850)	(3,448)	246	1,266
Total Other Expense	$(3,472)	$(4,483)	$(5,049)	$(15,162)	$(9,939)
Deferred compensation adjustments (1)	1,090	(1,294)	(1,590)	(3,539)	(2,977)
Pension expense (2)	7	7	6	28	26
Non-GAAP Other Expense	$(2,375)	$(5,770)	$(6,633)	$(18,673)	$(12,890)

(1) Includes non-cash change in fair value of equity investments held in the ADTRAN Holdings, Inc. Deferred Compensation Program for Employees.

(2) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

Supplemental Information

Reconciliation of Preliminary Net Loss inclusive of Non-Controlling Interest to

Preliminary Non-GAAP Net Income (Loss) inclusive of Non-Controlling Interest

(Unaudited)

and

Reconciliation of Preliminary Net Income attributable to Non-Controlling Interest to

Preliminary Non-GAAP Net Income attributable to Non-Controlling Interest

(Unaudited)

and

Reconciliation of Preliminary Net Loss attributable to ADTRAN Holdings, Inc. and

Preliminary Loss per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted to

Preliminary Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc. and

Preliminary Non-GAAP Earnings (Loss) per Common Share attributable to ADTRAN Holdings, Inc. – Basic and Diluted

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net Loss attributable to ADTRAN Holdings, Inc. common stockholders	$(45,911)	$(28,263)	$(109,592)	$(447,886)	$(266,289)
Effect of redemption of RNCI(1)	(5)	(2,976)	—	(2,986)	—
Net Loss attributable to ADTRAN Holdings, Inc.	$(45,916)	$(31,239)	$(109,592)	$(450,872)	$(266,289)
Net Income attributable to non-controlling interest(2)	2,407	2,382	2,566	9,824	6,946
Net Loss inclusive of non-controlling interest	$(43,509)	$(28,857)	$(107,026)	$(441,048)	$(259,343)

Acquisition related expenses, amortization and adjustments (3)	15,274	15,330	14,198	62,959	107,267
Stock-based compensation expense	3,668	3,396	3,621	14,387	15,158
Deferred compensation adjustments(4)	639	177	(267)	269	(3,368)
Pension adjustments(5)	7	7	6	28	26
Restructuring expenses(6)	4,105	5,936	13,376	44,681	46,554
Integration expenses(7)	464	367	1,890	1,911	4,941
Goodwill impairment	—	—	—	292,583	37,874
Tax effect of adjustments to net loss(8)	21,804	(712)	62,221	2,782	12,076
Non-GAAP Net Income (Loss) inclusive of non-controlling interest	$2,452	$(4,356)	$(11,981)	$(21,448)	$(38,815)
Net Income attributable to non-controlling interest(2)	2,407	2,382	2,566	9,824	8,475
Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc.	$45	$(6,738)	$(14,547)	$(31,272)	$(47,290)
Effect of redemption of RNCI (1)	5	2,976	—	2,986	—
Non-GAAP Net Income (Loss) attributable to ADTRAN Holdings, Inc. common stockholders	$50	$(3,762)	$(14,547)	$(28,286)	$(47,290)

GAAP Net Income attributable to non-controlling interest (2)	$2,407	$2,382	$2,566	$9,824	$6,946
Acquisition related expenses, amortizations and adjustments(3)	—	—	—	—	1,457
Restructuring expenses(6)	—	—	—	—	29
Integration expenses(7)	—	—	—	—	6
Stock-based compensation expense	—	—	—	—	37
Pension adjustments(5)	—	—	—	—	—
Non-GAAP Net Income attributable to non-controlling interest (2)	$2,407	$2,382	$2,566	$9,824	$8,475

Weighted average shares outstanding – basic	79,091	78,952	78,530	78,928	78,416
Weighted average shares outstanding – diluted	79,091	78,952	78,530	78,928	78,416

Loss per common share attributable to ADTRAN Holdings, Inc. - basic	$(0.58)	$(0.36)	$(1.40)	$(5.67)	$(3.39)
Loss per common share attributable to ADTRAN Holdings, Inc. - diluted	$(0.58)	$(0.36)	$(1.40)	$(5.67)	$(3.39)

Non-GAAP Earnings (Loss) per common share attributable to ADTRAN Holdings, Inc. - basic	$0.00	$(0.05)	$(0.19)	$(0.36)	$(0.60)
Non-GAAP Earnings (Loss) per common share attributable to ADTRAN Holdings, Inc. - diluted	$0.00	$(0.05)	$(0.19)	$(0.36)	$(0.60)

(1) Loss per common share attributable to ADTRAN Holdings, Inc. - basic and diluted - reflects a $5 thousand and $3.0 million effect of redemption for the three months ended December 31, 2024 and September 30, 2024 respectively and $3.0 million effect of redemption of RNCI for the year ended December 31, 2024.

(2) Represents the non-controlling interest portion of the Company's ownership of Adtran Networks pre-DPLTA and the annual recurring compensation earned by redeemable non-controlling interests and accrued by the Company post-DPLTA.

(3) We incur charges relating to the amortization of intangible assets and exclude these charges for purposes of calculating our non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of our acquisitions. We exclude these charges for the purpose of calculating our non-GAAP measures, primarily because they are noncash expenses and our internal benchmarking analyses evidence that many industry participants and peers present non-GAAP financial measures excluding intangible asset amortization. Although this does not directly affect our cash position, the loss in value of intangible assets over time can have a material impact on the equivalent GAAP earnings measure.

(4) Includes non-cash change in fair value of equity investments held in deferred compensation plans offered to certain employees.

(5) Includes amortization of actuarial losses related to the Company's pension plan for employees in certain foreign countries.

(6) Includes expenses for restructuring program designed to optimize the assets and business processes following the business combination with Adtran Networks SE. The restructuring program commenced upon the closing of the business combination with Adtran Networks SE and was substantially completed in late 2024. Additionally, as part of the Business Efficiency Program, management determined to close a facility in Greifswald, Germany which occurred in December 2024.

(7) Includes expenses related to the Company's one-time integration bonus program in connection with synergy targets as a result of the business combination with Adtran Networks SE.

(8) Represents the tax effect of non-GAAP adjustments. Beginning in the period ended September 30, 2024, the Company changed its method of calculating non-GAAP income taxes by applying blended statutory tax rates to non-GAAP losses before income taxes in order to include current and deferred income tax expenses that are commensurate with the non-GAAP measure of profitability. The blended statutory tax rate is calculated using 0%, resulting in no tax benefits net of impact of valuation allowance, for the loss jurisdiction’s non-GAAP losses before income taxes and 30% for all remaining jurisdictions’ non-GAAP income before income taxes. Prior periods have been adjusted to reflect the application of blended statutory tax rates, net of impact of valuation allowance, to non-GAAP losses before income taxes as opposed to the previous application of blended statutory and effective tax rates to separate non-GAAP adjustments. We previously reported the tax effect of the adjustment to non-GAAP net loss under the prior method of $8.7 million and $57.8 million for the three and twelve months ended December 31, 2023.

Supplemental Information

Reconciliation of Preliminary Net Cash Provided By (Used In) Operating Activities to Preliminary Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Net Cash provided by (used in) operating activities	$4,544	$42,030	$(16,290)	$103,070	$(45,604)
Purchases of property, plant and equipment and developed technologies(1)	(14,942)	(18,814)	(9,447)	(63,125)	(43,121)
Free cash flow	$(10,398)	$23,216	$(25,737)	$39,945	$(88,725)

(1) Purchases related to capital expenditures and developed technologies.